                                                                    EXHIBIT 99.1

                                 [LUMINEX LOGO]

             LUMINEX CORPORATION REPORTS 2004 SECOND QUARTER RESULTS
               YEAR TO DATE REVENUES UP OVER 70% COMPARED TO 2003


Austin, TX - July 21 /PR Newswire-FirstCall/ -- Luminex Corporation (Nasdaq:
LMNX) today announced its financial results for the quarter ended June 30, 2004.

Revenue for the second quarter of 2004 was $9.2 million, compared with $5.6 million in the second quarter of 2003. Net loss for the second quarter of 2004 was $1.1 million or $0.04 per share, compared with $1.9 million or $0.06 per share in the second quarter of 2003. The gross margin percentage was 37% of total revenue for the second quarter of 2004 as compared with 34% for the second quarter of 2003.

The cash and cash equivalents balance at June 30, 2004 was $37.9 million, a reduction of $1.6 million from the December 31, 2003 balance of $39.5 million. Working capital increased from $45.5 million at December 31, 2003 to $46.6 million at June 30, 2004.

Revenue for the second quarter of 2004 consisted of $5.3 million from the sale of 218 Luminex systems, $2.1 million from the sale of consumables, $705,000 of royalties and $1.0 million of other revenues. Other revenues include training revenue, shipping revenue, extended service contract sales, miscellaneous part sales, amortized license fees and other special project revenue.

Year to date, total revenues are $18.5 million and net loss is $1.3 million, as compared with $10.7 million and $2.8 million respectively for the corresponding period in 2003.

"Our year-to-year improvement in our operating results continues to be encouraging. Although we may continue to experience some variability in our operating results, we remain focused on assisting our partners in commercializing Luminex's proprietary technology. The addition of Patrick Balthrop as our new CEO and President along with the knowledge and experience he brings should provide for additional opportunities in the marketplace." said G. Walter Loewenbaum, Chairman of the Board.

"Luminex partners continue to make progress in commercializing and distributing products based on our technology. Although our revenues are flat relative to the first quarter of this year, strong growth in system sales, consumables and royalties relative to the comparable periods of 2003 are all indicators of the continued success of our partners in commercializing our technology, as well as the growing acceptance and deployment of our technology. I am excited about the opportunities that we have and look forward to developing, implementing and communicating the company's growth strategies and establishing Luminex as a market leader" added Patrick Balthrop, CEO and President.

Luminex will host a conference call to discuss the results for the second quarter of 2004 at 5:00 p.m. Eastern Daylight Time on Wednesday, July 21, 2004. The call will be available via Web cast live at http://www.luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link. A replay will be available on the Company's website.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is already in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," "estimate," "anticipate," "will", "could", "should" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:  Harriss T. Currie
          Chief Financial Officer
          (512) 219-8020

                              -see attached tables-

                              LUMINEX CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                          June 30,         December 31,
                                                            2004               2003
                                                        ------------       ------------
                                                         (unaudited)
                                         ASSETS

Current assets:
    Cash and cash equivalents ....................      $     37,941       $     39,480
    Accounts receivable, net .....................             5,506              5,227
    Inventory, net ...............................             7,643              5,178
    Prepaid and other ............................               920                839
                                                        ------------       ------------

    Total current assets .........................            52,010             50,724

Property and equipment, net ......................             1,462              1,657
Other ............................................               939                913
                                                        ------------       ------------

Total assets .....................................      $     54,411       $     53,294
                                                        ============       ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued liabilities .....      $      3,965       $      3,895
    Deferred revenue .............................             1,475              1,307
                                                        ------------       ------------

    Total current liabilities ....................             5,440              5,202
Deferred revenue .................................             3,089              3,257
                                                        ------------       ------------

Total liabilities ................................             8,529              8,459
                                                        ------------       ------------

Stockholders' equity:
    Common stock .................................                31                 30
    Additional paid-in capital ...................           131,489            125,169
    Deferred stock compensation ..................            (3,981)               --
    Accumulated other comprehensive loss .........               (98)               (74)
    Accumulated deficit ..........................           (81,559)           (80,290)
                                                        ------------       ------------

    Total stockholders' equity ...................            45,882             44,835
                                                        ------------       ------------

Total liabilities and stockholders' equity .......      $     54,411       $     53,294
                                                        ============       ============

                               LUMINEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)



                                                     Three Months Ended      Six Months Ended
                                                          June 30,               June 30,
                                                    --------------------    --------------------
                                                      2004        2003        2004        2003
                                                    --------    --------    --------    --------
                                                         (unaudited)             (unaudited)
Revenue .........................................   $  9,171    $  5,642    $ 18,466    $ 10,744
Cost of revenue .................................      5,790       3,705      11,076       7,327
                                                    --------    --------    --------    --------
     Gross profit ...............................      3,381       1,937       7,390       3,417
Operating expenses:
     Research and development ...................        987         881       1,945       1,712
     Selling, general and administrative ........      3,611       3,051       6,908       6,556
                                                    --------    --------    --------    --------
     Total operating expenses ...................      4,598       3,932       8,853       8,268
                                                    --------    --------    --------    --------
Loss from operations ............................     (1,217)     (1,995)     (1,463)     (4,851)
     Other income, net ..........................         94          96         203         206
     Settlement of litigation ...................         --          --          --       1,840
     Income taxes ...............................         (3)         --          (9)         --
                                                    --------    --------    --------    --------
Net loss ........................................   $ (1,126)   $ (1,899)   $ (1,269)   $ (2,805)
                                                    ========    ========    ========    ========
Net loss per share, basic and diluted ...........   $  (0.04)   $  (0.06)   $  (0.04)   $  (0.09)
                                                    ========    ========    ========    ========
Shares used in computing net loss
     per share, basic and diluted ...............     30,682      29,642      30,562      29,590
                                                    ========    ========    ========    ========

EBITDA (A) ......................................   $ (1,003)   $ (1,717)   $ (1,016)   $ (4,258)
                                                    ========    ========    ========    ========

(A)  -   Management believes that EBITDA is a meaningful measurement of operating performance as it excludes certain charges that we believe are not indicative of our core operating results and therefore provides a useful measurement to compare our performance with our competitors in the biotechnology products and services industry. However, the calculation of EBITDA has no basis in Generally Accepted Accounting Principals ("GAAP"). The presentation of this non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

         A reconciliation to operating loss, a corresponding measure under GAAP is as follows:

         Loss from operations                       $ (1,217)   $ (1,995)   $ (1,463)   $ (4,851)
         Add: Depreciation and Amortization              214         278         447         593
                                                    --------    --------    --------    --------
         EBITDA                                     $ (1,003)   $ (1,717)   $ (1,016)   $ (4,258)
                                                    ========    ========    ========    ========